As filed with the Securities and Exchange Commission on November 4, 2013

Registration No. 333-177051

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICON OIL & GAS FUND

(Exact Name of Registrant as Specified in Governing Instruments)

Delaware	1311	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Philtower Building
427 South Boston Avenue, Suite 703
Tulsa, Oklahoma 74103
(918) 236-4657

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Blake E. Estes
Managing Director & Counsel
ICON Investments
3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Deborah Schwager Froling, Esquire
Arent Fox LLP
1717 K Street, N.W.
Washington, DC 20036
(202) 857-6075

(Counsel to Registrant)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

Deregistration of Investor General Partner and Limited Partner Interests

ICON Oil & Gas Fund (“ICON O&G”) filed a Registration Statement on Form S-1, as amended (SEC File No. 333-177051) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 10, 2012, pursuant to which ICON O&G registered up to 20,000 interests of ICON Oil & Gas Fund-A L.P. (the “Interests”) under the Securities Act of 1933, as amended (the “Offering”). Of the 20,000 Interests registered, 16,000 Interests were offered to the public as Investor General Partner Interests and 4,000 Interests were offered to the public as Limited Partner Interests, each on a “best efforts” basis for $10,000.00 per Interest. The Interests were also offered to ICON O&G’s managing general partner, ICON Oil & Gas GP, LLC, selling dealers or certain of their affiliates, as well as registered investment advisers and their clients, for $9,300.00 per Interest.

Effective as of the close of business on November 1, 2013, ICON O&G terminated the Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the Registration Statement that remained unsold to the public.

Of the Interests registered, 183.326 Investor General Partner Interests were sold as of the termination date, and 123.855 Limited Partner Interests were sold as of the termination date. No Investor General Partner Interests were converted into Limited Partner Interests as of the date hereof. Accordingly, ICON O&G hereby amends the Registration Statement to withdraw from registration 19,692.819 Interests, including 15,816.674 Investor General Partner Interests and 3,876.145 Limited Partner Interests, which remain unsold to the public.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 4, 2013.

ICON OIL & GAS FUND
By: ICON OIL & GAS GP, LLC, its agent
By: /s/ Michael A. Reisner Name: Michael A. Reisner Title: Co-Chief Executive Officer, Co-President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 4, 2013.

Signatures	Title(s)
/s/ Mark Gatto Mark Gatto	Co-Chief Executive Officer, Co-President and Director of the Managing General Partner of the Registrant; Co-Principal Executive Officer
/s/ Michael A. Reisner Michael A. Reisner	Co-Chief Executive Officer, Co-President and Director of the Managing General Partner of the Registrant; Co-Principal Executive Officer
/s/ Nicholas A. Sinigaglia Nicholas A. Sinigaglia	Principal Financial and Accounting Officer